EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT:
Allen E. Lyda
Chief Financial Officer
Tejon Ranch Company
(661) 663-4222 or alyda@tejonranch.com

TEJON RANCH CO. FILES S-3 REGISTRATION STATEMENT

FOR SALE OF SHARES BY FORMER CHAIRMAN

TEJON RANCH, California (December 19, 2005) – Tejon Ranch Co. (NYSE: TRC) today announced that it is filing an S-3 registration statement with the Securities and Exchange Commission for the sale of 2,191,730 shares of its Common Stock, par value $0.50, or approximately 13% of the outstanding shares of Common Stock, owned by Donald Haskell and two private companies controlled by Mr. Haskell, Ardell Investment Company and M.H. Sherman Company. Mr. Haskell was Chairman of the Tejon Ranch Co. Board of Directors from 1970 to 1998 and a director from 1967 to 1998, and is selling his shares for estate planning purposes. Tejon Ranch Co. will receive none of the proceeds from the sale and will be reimbursed for all expenses incurred in connection with it. The Company has agreed to maintain the effectiveness of the registration statement for 120 days.

Tejon Ranch Co. is a diversified real estate development and agribusiness company, whose principal asset is its 270,000-acre land holding located approximately 60 miles north of Los Angeles and 30 miles south of Bakersfield. For more information about the company, please go to www.tejonranch.com.